UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As part of its contingency plan to prepare for a possible launch of a generic version of its Zegerid® (omeprazole/sodium bicarbonate) prescription products, Santarus has entered into a Distribution and Supply Agreement (the “Distribution Agreement”), dated April 26, 2010, with Prasco, LLC (“Prasco”), which grants Prasco the right to distribute and sell an authorized generic version of Santarus’ Zegerid prescription products in the United States. Prasco is obligated to use commercially reasonable efforts to distribute and sell such products in the United States. Prasco has agreed to purchase all of its authorized generic product requirements from Santarus and will pay a specified invoice supply price for such products. Prasco is also obligated to pay Santarus a percentage of the gross margin on sales of the authorized generic products. Prasco will not be entitled to commence its distribution and sales activities until such time that Santarus provides a written commencement notice.
     The term of the Distribution Agreement will continue for a period of five years after the date of launch of the first authorized generic product, unless terminated earlier in accordance with its terms.
     Santarus may terminate the Distribution Agreement with respect to any of the covered products at any time prior to the first commercial sale of such product or upon 30 days’ prior written notice in the event that a competitive product that was previously launched is no longer available. Santarus may also terminate the Distribution Agreement at any time after December 31, 2012 provided that there has not been a first commercial sale of at least one authorized generic product by Prasco, and for any reason upon nine months’ prior written notice.
     Prasco may terminate the Distribution Agreement with respect to a particular product if Santarus fails to deliver a commencement notice with respect to such product within 60 days after the launch of a competitive product, or if Santarus fails to deliver launch quantities of the applicable product to Prasco and such failure prevents Prasco from making the first commercial sale of such product within such 60-day period. Prasco may also terminate the Distribution Agreement if Prasco’s net selling price of a licensed product decreases to less than a specified percentage above the invoice supply price for such product and Santarus does not correspondingly reduce the invoice supply price.
     In addition, either party may terminate the Distribution Agreement in the event of the other party’s uncured material breach or bankruptcy or insolvency, or if the licensed products are withdrawn from the U.S. market. In the event of termination, the rights granted by Santarus to Prasco associated with the authorized generic products will cease.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is expected to be filed as an exhibit to Santarus’ next periodic report.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Forward-looking statements include statements regarding the possible launch of a generic version of Zegerid prescription products, the potential launch of an authorized generic product by Prasco and the potential for Santarus to receive any revenue under the Distribution Agreement with Prasco. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: the impact of the launch of any generic versions of Zegerid, including by Prasco, Par Pharmaceutical, Inc. or other parties, on Santarus’ financial condition and business prospects; the extent to which Prasco is able to launch its authorized generic product in a timely and otherwise successful manner; and other risks detailed in Santarus’ other filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: May 28, 2010	By:	/s/ Debra P. Crawford
		Name:	Debra P. Crawford
		Title:	SVP, CFO, Treasurer and Secretary